EXHIBIT 99.1
                            BFC FINANCIAL CORPORATION
                  BEGINS TRADING ON THE NASDAQ NATIONAL MARKET

                 - LAUNCHES NEW WEBSITE: WWW.BFCFINANCIAL.COM -


FORT LAUDERDALE, FL, May 5, 2003 - BFC Financial Corporation (NASDAQ: BFCF) announced that its Class A Common Stock began trading today on the Nasdaq National Market under the symbol "BFCF".

Effective today, BFC Financial Corporation's Class A Common Stock began trading on the Nasdaq National Market under its new ticker symbol "BFCF". BFC Financial Corporation's Class A Common Stock, previously listed on the OTC Bulletin Board under the ticker symbol "BFCFA", ceased trading at market close on Friday, May 2, 2003. The Company's Class B Common Stock will continue to trade on the OTC Bulletin Board under the symbol "BFCFB".

In conjunction with its new listing on the Nasdaq National Market, BFC Financial Corporation launched it's new website: WWW.BFCFINANCIAL.COM. The new website will serve as a centralized portal for BFC Financial Corporation and its subsidiaries, and features an enhanced investor relations section.

ABOUT BFC FINANCIAL CORPORATION:
BFC Financial Corporation (NASDAQ: BFCF) is a holding company as a consequence of its ownership of 13.2 million shares of BankAtlantic Bancorp (NYSE: BBX) common stock.

BANKATLANTIC BANCORP:
BANKATLANTIC BANCORP (NYSE: BBX) is a diversified financial services holding company and the parent company of BankAtlantic, Levitt Corporation, and Ryan Beck & Co. Through these subsidiaries, BankAtlantic Bancorp provides a full line of products and services encompassing consumer and commercial banking, brokerage and investment banking, and real estate development.

To receive future news releases or announcements directly via Email, please click on the Email Broadcast Sign Up button on WWW.BFCFINANCIAL.COM

FOR FURTHER INFORMATION, PLEASE VISIT OUR WEBSITES:
WWW.BFCFINANCIAL.COM
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WWW.BANKATLANTICBANCORP.COM
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WWW.BANKATLANTIC.COM
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WWW.LEVITTANDSONS.COM
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WWW.CORECOMMUNITIES.COM
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WWW.LEVITTCOMMERCIAL.COM
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WWW.RYANBECK.COM
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WWW.GMSGROUP.COM
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BFC FINANCIAL CORPORATION CONTACT INFORMATION:
Cenia Gilbert
Telephone:  (954) 760-5200
Email:  INFO@BFCFINANCIAL.COM


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